CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Expert Systems, Inc. (the "Company") on Form 10-QSB for the three month period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brandon Winton, acting in the capacity as the Chief Executive Officer of the Company, and I, William Brent Griffin, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brandon Winton

     Brandon Winton

     Chief Executive Officer

     October 25, 2005

/s/ William Brent Griffin

     William Brent Griffin

     Chief Financial Officer

     October 25, 2005